Purchase Order from ITW JETLINE ENGINEERING                             Page 1 of 1

Purchase Order from ITW JETLINE ENGINEERING for Vendor PROBE MANUFACTURING

PO#

0070172 00

PO Date:

08/17/05

Buyer:

KIRK HAYWARD

Ship Via:

VENDOR TRUCK

F. O. B.:

ORIGIN

Terms:

NET 30

Vendor:

PROBE MANUFACTURING

Ship to: ITW JETLINE ENGINEERING

3050 PULLMAN ST.

15 GOODYEAR STREET

COSTA MESA CA 92626

IRVINE CA 92618

Line #	Part	Rev	Loc	UM	Part Description	Qty Ordered	Unit Price($)	Extended Price ($)	Due Date
001	9690			EA	u-PROCESSOR ALC CONTROL	16.00000	1,787.43	28,598.88	10/15/05
002	9690			EA	u-PROCESSOR ALC CONTROL	16.00000	1,787.43	28,598.88	12/15/05

TOTAL

($)

        57,197.76